- -----------                                                          -----------
   NUMBER              REDEEMABLE WARRANT CERTIFICATE TO               WARRANTS
- -----------         PURCHASE ONE HALF SHARE OF COMMON STOCK          -----------
  C
                           COMMODORE HOLDINGS LIMITED

                     INCORPORATED UNDER THE LAWS OF BERMUDA
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                                                           CUSIP   G23257  10  9
                              --------------------
                                PURCHASE WARRANT
                              --------------------

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THIS CERTIFIES THAT,
FOR VALUE  RECEIVED:
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or registered  assigns (the  "Registered  Holder") is the owner of the number of
Redeemable Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and Warrant Agreement (as hereinafter defined), one half fully paid and non-assessable share of Common Stock, $.01 par value, of Commodore Holdings Limited, a Bermuda corporation (the "Company") at any time from __________________, 1997 and prior to the Expiration Date (as hereinafter defined) upon the presentation and surrender of the Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of Stock Trans, Inc., 7 Lancaster Ave., Ardmore, PA 19003, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $6.00 per full share, subject to adjustment (the "Purchase Price"), in lawful money of the United States of America in cash or by check made payable to the Warrant Agent for the account of the Company.

     This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated ________________, 1996, by and between the Company and the Warrant Agent.

     In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock subject to purchase upon exercise of each Warrant represented hereby are subject to modification or adjustment.

     Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

     The term "Expiration Date" shall mean 5:00 P.M. (New York time) on __________________, 2001. If each such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

     The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such securities is effective or an exemption thereunder is available. The Company has covenanted and agreed that, if required by the Act, it will file a registration statement under the Act, use its best efforts to cause the same to become effective, to keep such registration statement current, if required under the Act, while any of the Warrants are outstanding, and deliver a prospectus which complies with
Section 10(a)(3) of the Act to the Registered Holder exercising this Warrant. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

                                                     (Continued of reverse side)

     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

                                                 COUNTERSIGNED:
DATED:
                                                                STOCKTRANS, INC.
                                        7 EAST LANCASTER AVE., ARDMORE, PA 19003

COMMODORE HOLDINGS LIMITED

                      [SEAL]

                                                 BY:
                                                            AUTHORIZED SIGNATURE

       BLANCA SANTOS                                    Jeffrey I. Binder
        SECRETARY                                     CHAIRMAN OF THE BOARD

     This Warrant Certificate is exchangeable, upon the surrender hereof by the registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in oonnection therewith or incident thereto, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

     Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a shareholders of the Company, including, without limitations, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

     Subject to the provisions of the Warrant Agreement, this Warrant may be redeemed at the option of the Company, at a redemption price of $0.05 per Warrant, at any time commencing after __________________, 1997, provided that
(i) the high closing bid price for the Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System, or (ii) the c1osing sale price on the primary exchange on which the Common Stock is traded, if the Common Stock is traded on a national securities exchange, or (iii) the closing sale price on NASDAQ if the Common Stock is quoted on NASDAQ, shall have for twenty (20) consecutive trading days and ending no more than fifteen (15) days prior to the Notice of Redemption, as defined below, exceeded l50% of the exercise price (initially $6.00 per share) of the Redeemable Warrants (subject to adjustment in the event of any stock splits or other similar events) Notice of Redemption (the "Notice of Redemption") shall be given not later than the twenty-fifth day before the date fixed for redemption, as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $.05 per Warrant upon surrender of this Certificate.

     Under certain circumstances, First Hanover, their successors and assigns shall be entitled to receive an aggregate of five percent (5%) of the Purchase Price of the Warrants represented hereby.

     Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of 1aws.

================================================================================

                                SUBSCRIPTION FORM
     (To Be Executed by the Registered Holder in Order to Exercise Warrants)

     THE UNDERSIGNED REGISTERED HOLDER hereby irrevocably elects to exercise _______________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of:

                                          --------------------------------------

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                                          PLEASE INSERT SOCIAL SECURITY OR OTHER
                                                    IDENTIFYING NUMBER
and be delivered to
                   -------------------------------------------------------------
                     (PLEASE PRINT OR TYPE NAME AND ADDRESS)

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and, if such number of Warrants shall not be all the Warrants  evidenced by this
Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:


- --------------------------------------------------------------------------------
                         (PLEASE PRINT OR TYPE ADDRESS)

1) The exercise of this Warrant was solicited by First Hanover Securities, Inc. [ ]

2)   The exercise of this Warrant was solicited by: ___________________________

3) If the exercise of this Warrant was not solicited, please check the following box. [ ]

Dated: ________________, 19__.
                                         ---------------------------------------
                                                       Signature(s)

                                         ---------------------------------------


- ---------------------------------------  ---------------------------------------
       Signature(s) Guaranteed                (Social Security or Taxpayer
                                                  Identification Number)

                                   ASSIGNMENT
      (To Be Executed by the Registered Holder in Order to Assign Warrants)
          FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s)
                              and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
        IDENTIFYING NUMBER
- --------------------------------------


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                    (PLEASE PRINT OR TYPE NAME AND ADDRESS)

                                                                 of the Warrants
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represented by this Warrant Certificate, and hereby appoints attorney to
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to transfer  this Warrant  Certificate  on the books of the  Company,  with full power of substitution in the premises.

Dated: ________________, 19__.
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                                                       Signature(s)

                                         ---------------------------------------


- ---------------------------------------  ---------------------------------------
       Signature(s) Guaranteed                (Social Security or Taxpayer
                                                  Identification Number)

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THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION  FORM MUST CORRESPOND TO THE
NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF A NATlONAL OR REGIONAL OR OTHER RECOGNIZED STOCK EXCHANGE IN CONFORMANCE WITH A SIGNATURE GUARANTEE MEDALLION PROGRAM.

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